                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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    /X/  Definitive Proxy Statement
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    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

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
                           OSTEX INTERNATIONAL, INC.
                       2203 Airport Way South, Suite 400
                           Seattle, Washington 98134
                                 March 30, 2000

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of Ostex International, Inc. to be held on Wednesday, May 24, 2000, at 9:00 a.m. at the Sheraton Seattle Hotel & Towers, located at 1400 Sixth Avenue, Seattle, Washington.

    The matters to be acted upon are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. At the Annual Meeting, we will also report on Ostex' operations and respond to any questions you may have.

    Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. Returning the enclosed proxy will not affect your right to revoke it later or to vote your shares in person if you attend the Annual Meeting.

                                          Very truly yours,

                                          [LOGO]

                                          Thomas A. Bologna

                                          CHAIRMAN OF THE BOARD, PRESIDENT,
                                          AND CHIEF EXECUTIVE OFFICER

                           OSTEX INTERNATIONAL, INC.
                       2203 Airport Way South, Suite 400
                           Seattle, Washington 98134

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 24, 2000

To the Shareholders of Ostex International, Inc.:

    The Annual Meeting of the Shareholders of Ostex International, Inc. (the "Company") will be held at the Sheraton Seattle Hotel and Towers, located at 1400 Sixth Avenue, in Seattle, Washington, on May 24, 2000, at 9:00 a.m. If you would like directions, please call the Company at (206) 292-8082. The Annual Meeting is held for the following purposes:

    1.  To elect two directors to the Company's Board of Directors;

    2. To approve an increase in the number of shares authorized under the Company's 1994 Stock Option Plan and to qualify the plan under
       Section 162(m) of the Internal Revenue Code;

    3. To approve an increase in the number of shares authorized under the Company's Directors' Nonqualified Stock Option Plan;

    4. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and

    5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The record date for the Annual Meeting is March 16, 2000. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          [LOGO]

                                          Thomas F. Broderick
                                          SECRETARY

Seattle, Washington

March 30, 2000

    ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE ANNUAL MEETING.

                           OSTEX INTERNATIONAL, INC.
                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 24, 2000

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    This enclosed proxy is solicited on behalf of the Board of Directors of Ostex International, Inc., a Washington corporation (the "Company"), to be voted at the Company's 2000 Annual Meeting of Shareholders (the "Annual Meeting"), to be held at 9:00 a.m. on Wednesday, May 24, 2000, at the Sheraton Seattle
Hotel & Towers, located at 1400 Sixth Avenue, in Seattle, Washington, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Any shareholder requiring directions to the Sheraton Seattle Hotel and Towers should call the Company at
(206) 292-8082.

    This Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about March 30, 2000.

VOTING AND OUTSTANDING SHARES

    Only holders of record of the Company's common stock, $0.01 par value (the "Common Stock"), at the close of business on March 16, 2000, are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on March 16, 2000, there were outstanding and entitled to vote 12,479,139 shares of Common Stock. Shareholders of record on such date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker nonvotes.

    The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum at the Annual Meeting. Under Washington law and the Company's Articles of Incorporation (the "Articles"), assuming the presence of a quorum, the election of the Company's directors requires a plurality of votes cast, and the other proposals described in the accompanying Notice to Shareholders (including the approval of the amendments to the 1994 Stock Option Plan (the "1994 Plan") and the Directors' Nonqualified Stock Option Plan (the "Directors Plan")) require that the votes cast in favor exceed the votes cast against the proposal.

    Abstentions and "broker nonvotes" (shares held by a broker or nominee as to which a broker or nominee indicates on the proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence of a quorum. Abstentions and broker nonvotes do not count either as votes for or as votes against the proposals. Therefore, they have no effect on the proposals to be voted on at the Annual Meeting other than to reduce the number of favorable votes that may be necessary to approve the proposals. There will be no broker nonvotes on either the election of directors or the approval of the amendments to the 1994 Plan and the Directors Plan since brokers who hold shares for the accounts of their clients have authority to vote such shares with respect to these matters.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 2203 Airport Way South, Suite 400, Seattle, Washington 98134, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparing, printing and mailing this Proxy Statement, the proxy card and any additional information furnished to shareholders. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date. The Company will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. In addition to mailing this Proxy Statement and the accompanying proxy card, proxies may be solicited by directors, officers and other employees of the Company, without additional compensation, in person or by telephone, telegraph or facsimile transmission.

                                  PROPOSAL 1:
                 ELECTION OF DIRECTORS AND DIRECTOR INFORMATION

    The Company's Articles divide the Board of Directors into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors. The members of each class are elected to serve for a three-year term and until the election and qualification of their successors. At each annual meeting of shareholders, one class of the Board of Directors is elected and directors in the other classes remain in office until their respective three-year terms expire. Under the Company's Amended Bylaws, the Board of Directors is to be comprised of no more than ten members and no fewer than three members, the exact number of which shall be set by the Board of Directors from time to time. The Board of Directors currently consists of seven directors.

    At the Annual Meeting, shareholders will be asked to elect two directors to the class whose term of office will expire at the year 2003 annual meeting of shareholders (the "Class 3 Directors"). The nominees for election are Dr. David
R. Eyre and Dr. Fredric J. Feldman. Unless otherwise directed, the persons named in the proxy intend to cast all proxies in favor of Drs. Eyre and Feldman to serve as Class 3 Directors. Both nominees have agreed to serve if elected and management has no reason to believe that they will be unable to serve, but if either of them is not able to serve, it is intended that the proxies will be voted for the election of such nominee as designated by the Board of Directors to fill any such vacancy.

INFORMATION ABOUT THE DIRECTOR NOMINEES

    DAVID R. EYRE, PH.D. (age 55) is a founder of the Company and has been a director since the Company's formation in May 1989. Dr. Eyre currently serves on the Compensation Committee of the Board of Directors. His major research interests include collagen biochemistry, inborn skeletal diseases, cartilage pathology, biochemistry of the intervertebral disc, bone metabolism and osteoporosis. Since 1985, Dr. Eyre has served as the Burgess Professor of Orthopaedics at the University of Washington, where he is also an Adjunct Professor of Biochemistry and Oral Biology and a director of the Orthopaedic Research Laboratories. Dr. Eyre has previously served as a research scientist at Children's Hospital Medical Center in Boston, Massachusetts, and as a faculty member in the department of biological chemistry at Harvard Medical School. In addition, from 1973 to 1976, Dr. Eyre served on the permanent scientific staff of the Kennedy Institute of Rheumatology in London, England, and as a Research Fellow at Massachusetts General Hospital and Harvard Medical School. Dr. Eyre has published numerous articles on the biochemistry of connective tissue.
Dr. Eyre earned his Ph.D. and B.S. in biochemistry from the University of Leeds, England.

    FREDRIC J. FELDMAN, PH.D. (age 60) has been a director with the Company since April 1997 and currently serves on the Audit Committee of the Board of Directors. Dr. Feldman has served as the President of FJF Associates since 1992, a firm providing management and investment consulting services to venture capital and emerging growth companies in the health care industry. From 1995 to 1996 and from 1999 to the present, Dr. Feldman has served and is serving as Chief Executive Officer of Biex, Inc., a biotechnology company; from 1992 to 1995, Dr. Feldman served as the Chairman of the Board of Directors and Chief Executive Officer of Oncogenetics, Inc., a genetic cancer diagnostic company; and from 1988 to 1992, he was President and Chief Executive Officer of Microgenic Corporation, a biotechnology diagnostic company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

INFORMATION ABOUT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL
  MEETING

DIRECTORS WHOSE TERMS EXPIRE IN 2001

    THOMAS A. BOLOGNA (age 51) has been a director, President and Chief Executive Officer of the Company since July 1997 and, in April 1999, he was appointed Chairman of the Board of Directors. From January 1996 to July 1997, Mr. Bologna was a principal in Healthcare Venture Associates, a consulting firm. From January 1994 to January 1996, Mr. Bologna was President and Chief Executive Officer for Scriptgen Pharmaceuticals, Inc., a biotechnology company with proprietary drug screening technology that is developing orally active drugs to regulate gene expression, and from July 1987 to January 1994, Mr. Bologna was Chairman of the Board of Directors, President and Chief Executive Officer of Gen-Probe Incorporated, a biotechnology company commercializing genetic-probe-based technology for diagnostic and therapeutic applications.
Mr. Bologna serves on the Board of Directors for Prolinx, Inc. Mr. Bologna received an M.B.A. and a B.S. from New York University.

    ELISABETH L. EVANS, M.D. (age 51) has been a director of Ostex since
June 1997 and currently serves on the Audit Committee of the Board of Directors. Since 1987, Dr. Evans has been in private practice in obstetrics and gynecology at Overlake Obstetricians and Gynecologists, and from 1992 to 1994, Dr. Evans served as Section Chief, Department of Obstetrics and Gynecology at Overlake Hospital Medical Center. Dr. Evans previously served as a Staff Physician, Department of Obstetrics and Gynecology, Kaiser Permanente, Portland, Oregon; as the Senior Staff and Division Head, Department of Gynecology and Obstetrics, Henry Ford Hospital, Detroit, Michigan; and as a Clinical Instructor at the University of Michigan Medical Center, Ann Arbor, Michigan. Dr. Evans received an M.D. from the University of Washington School of Medicine and a B.A. from Wellesley College.

    GREGORY D. PHELPS (age 51) has been a director of the Company since
November 1995 and currently serves on the Compensation Committee of the Board of Directors. Mr. Phelps was an executive officer of Genzyme Corporation, a biotechnology company, from 1991 to 1997, most recently serving as Executive Vice President. From 1988 to 1990, Mr. Phelps served as President and Chief Executive Officer of Viagene, Inc., a biotechnology company focusing on development of gene therapies for viral diseases and cancers, and from 1986 to 1988, Mr. Phelps served as President and Chief Executive Officer of ZymoGenetics, Inc., a company developing biotherapeutic products. His career also includes management positions from 1975 to 1986 with Baxter International, a healthcare company, where he was Vice President of the Hyland Therapeutics Division. Mr. Phelps presently serves as Vice Chairman of Dyax Corporation, and as director of Atlantic BioPharmaceuticals, Inc. Mr. Phelps received an M.B.A. from Harvard Business School and a B.S. from Bradley University.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

    THOMAS J. CABLE (age 60) has been a director of the Company since 1989 and currently serves on the Compensation Committee of the Board of Directors.
Mr. Cable was co-founder and partner of Cable &

Howse Ventures, Inc., a venture management company founded in 1979. Mr. Cable was also co-founder and, from 1982 to 1985, a partner in Cable Howse & Ragen, a Seattle investment banking and brokerage firm now known as Ragen MacKenzie Group Incorporated. Mr. Cable is a founder and current Chairman of the Washington Research Foundation and serves on the Board of Directors of Fischer
Imaging, Inc., EndoSonics, Inc., Therus Corporation, Omeros Medical
Systems, Inc., Stellar One Corporation, and Coffee Station, Inc. Mr. Cable received an M.B.A. from Stanford University and a B.A. from Harvard College.

    JOHN H. TRIMMER (age 47) has been a director of the Company since June 1997 and currently serves on the Audit Committee of the Board of Directors. From 1992 to 1994, Mr. Trimmer served as Chairman, President and Chief Executive Officer of National Diagnostic Systems, Inc., a managed care company focused on the management of clinically appropriate diagnostic imaging services; from 1985 to 1989 as President and Chief Operating Officer of American Biodyne, Inc., a managed care company focused on the delivery and management of clinically appropriate mental health services; and from 1984 to 1985 as President of TMS, Inc., a private management consulting firm providing services to health care venture businesses. Mr. Trimmer also held positions with American Medical Systems, Inc., Hospital Business, and Booz, Allen & Hamilton. Mr. Trimmer received an M.B.A. from the University of Chicago and a B.A. from Harvard University.

COMPENSATION OF DIRECTORS

    The Company pays $1,500 to each director on a quarterly basis. Each director is reimbursed actual travel expenses for attendance at regular Board of Directors and committee meetings and $1,500 for each day of meetings attended outside of regularly scheduled Board of Director and committee meetings. Additionally, the Company's nonemployee directors participate in the Company's Directors Plan. Upon election or appointment to the Board of Directors, nonemployee directors receive a one-time stock option grant to purchase 25,000 shares of Common Stock under the Directors Plan. In addition, each director who is in office the day following an annual meeting of shareholders of the Company (at which meeting such director was re-elected or continued in office) and who has been in office for at least five months prior to such annual meeting, receives an option to purchase 10,000 shares of Common Stock.

    Options granted under the Directors Plan vest in equal annual installments over a three-year period. Options vest immediately if a director is terminated by reason of death or disability. Options granted under the Directors Plan have a term of ten years from the date of grant. Vested options terminate 90 days after a director's termination as a director of the Company for any reason other than death or disability, and one year after termination upon death or disability. The exercise price of options granted under the Directors Plan is the fair market value of the Common Stock on the date of grant. Upon exercise, the exercise price may be paid immediately in cash, by delivering to the Company shares of Common Stock previously held by such director, by having shares withheld from the amount of shares of Common Stock to be received by the director, or by delivering an irrevocable subscription agreement obligating the director to take and pay for the shares of Common Stock to be purchased within one year of the date of exercise.

    CONSULTING AGREEMENTS WITH DIRECTORS. The Company has entered into a consulting agreement with Dr. Eyre for assistance with the urinary test for measuring bone resorption and osteoclast colony stimulating factor technologies. The agreement provides for the payment of $6,000 per month by the Company to Dr. Eyre, plus expenses. During the year ended December 31, 1999, the Company paid Dr. Eyre $72,000 pursuant to the agreement.

BOARD COMMITTEES

    The Company's Board of Directors has Audit and Compensation Committees.

    The Audit Committee currently consists of Messrs. Feldman and Trimmer and Dr. Evans. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent auditors, and reviews and evaluates the Company's internal control functions. The Audit Committee met one time during 1999.

    The Compensation Committee currently consists of Messrs. Cable and Phelps and Dr. Eyre. The Compensation Committee administers the Company's employee stock option plans and is responsible for determining the compensation of the executive officers. The Compensation Committee met eleven times in 1999.

BOARD MEETINGS

    During 1999, there were nine meetings of the Board of Directors and each director attended at least 75% of the aggregate number of Board meetings and meetings of committees on which he or she served.

                                  PROPOSAL 2:
                           AMENDMENT TO THE 1994 PLAN

    The Board of Directors has unanimously adopted, subject to shareholder approval, an amendment to increase the number of shares of Common Stock authorized for issuance under the Company's 1994 Plan from 1,750,000 shares to 2,500,000 shares and to qualify the 1994 Plan for exemption under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

AMENDMENT TO INCREASE THE NUMBER OF RESERVED SHARES

    As amended, the number of shares of Common Stock available for issuance under the 1994 Plan will be increased from 1,750,000 shares to 2,500,000 shares. As of March 16, 2000, 233,543 shares remained available for grant under the 1994 Plan, and 491,485 shares were subject to outstanding options under the 1994 Plan. On that date, the closing price per share of Common Stock on the Nasdaq National Market was $4.81. Approximately 35 persons are eligible to participate in the 1994 Plan and to qualify the 1994 Plan for exemption under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

AMENDMENT TO QUALIFY THE 1994 PLAN FOR EXEMPTION UNDER SECTION 162(M) OF THE
  INTERNAL REVENUE CODE.

    Under Section 162(m) of the Code, publicly held companies may not deduct compensation paid to certain executive officers if such compensation exceeds
$1 million in any one year for such officer. The Code provides an exemption for "performance-based" compensation. To qualify option grants under the 1994 Plan for the performance-based exception, the 1994 Plan provides that not more than 300,000 shares of Common Stock may be made subject to options under the plan to any individual in a single fiscal year of the Company, except that newly hired individuals may receive options for an aggregate of up to 800,000 shares of Common Stock in a single fiscal year.

    The proposed amendments are designed to help the Company continue to attract and retain the best available personnel for positions of substantial responsibility, and to provide an incentive to officers, employee directors, employees, consultants and advisors of the Company. The Board believes that existing option grants have contributed substantially to the successful achievement of the above objectives.

    A copy of the 1994 Plan, as proposed to be amended, is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The following description of the 1994 Plan as amended is a summary and does not purport to be a complete description. See Appendix A for more detailed information.

DESCRIPTION OF THE 1994 PLAN

    Under the 1994 Plan, options may be granted to employees, employee directors, consultants and advisors of the Company. The 1994 Plan provides for the grant of both nonqualified stock options and incentive stock options as defined in Section 422 of the Code. Options granted under the 1994 Plan generally become fully vested and exercisable four years from the date of grant, with 25% of the total option vesting on each anniversary of the date of grant. An aggregate of 2,500,000 shares of Common Stock is authorized for issuance under the 1994 Plan, subject to adjustment from time to time for stock dividends and certain other changes in capitalization as provided in the 1994 Plan. In order to comply with Section 162(m) of the Code, no optionee may receive an option for more than 300,000 shares in a single fiscal year; except that newly hired individuals may receive options for up to 800,000 shares of Common Stock.

    ADMINISTRATION. The 1994 Plan may be administered by the Board of Directors, or a committee designated by the Board of Directors, which has the full power and authority to administer and interpret the 1994 Plan and to adopt such guidelines, rules, regulations, agreements, and instruments for the administration of the 1994 Plan as it deems necessary or advisable. The 1994 Plan is currently administered by the Compensation Committee of the Board of Directors.

    The Compensation Committee selects the participants to receive stock options and determines the number of shares, the type of option, the exercise price, the time or times at which options may be exercised and the other terms and conditions of option grants. The exercise price for options may not be less than the fair market value of the Common Stock on the date of grant. In the event of stock dividends, splits, and similar capital changes, the 1994 Plan provides for appropriate adjustments in the number of shares available for options and the number and per share exercise prices of shares subject to outstanding options.

    TERM AND EXPIRATION OF OPTION. The term of each option is determined by the Compensation Committee but may not exceed ten years from the date of grant for incentive stock options. If an optionee's relationship with the Company or a related corporation ceases for any reason (other than termination due to death or disability as defined in the 1994 Plan), the optionee may exercise vested options during the 90-day period following such cessation (unless the options terminate or expire sooner by their terms). If an optionee dies or becomes disabled, options vested as of the date of death or disability may be exercised prior to the earlier of the option's specified expiration date and one year from the date of the optionee's death or disability. If an employee terminates employment due to death or disability and had been continuously employed by the Company for a minimum of two years, outstanding options will become fully vested and exercisable for one year after the date of termination. The Board of Directors has the authority to extend the expiration dates of outstanding options, provided that it may not extend an option beyond its original term (e.g., ten years from date of grant).

    EXERCISE OF OPTIONS. The exercise price for shares subject to options may be paid for in cash or by check. Unless the Compensation Committee determines otherwise, the exercise price may also be paid with shares of Common Stock held by the optionee for at least six months, delivery of an irrevocable subscription agreement to take and pay for the shares within a year of exercise or any other consideration permitted by the Compensation Committee. For nonqualified stock options, the optionee must also pay to the Company, at the time of purchase, the amount of federal, state, and local withholding taxes required to be withheld by the Company.

    CHANGE IN CONTROL. Unless provided otherwise in an option agreement, in the event of a change in control of the Company, outstanding options will become fully vested and immediately exercisable. A "change in control" is defined under the 1994 Plan as (i) the acquisition by certain persons of beneficial ownership of 50% or more of the voting power of the Company's outstanding securities or
(ii) the occurrence of a transaction requiring shareholder approval and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation. Unless outstanding options are assumed by a successor corporation or unless the change in control is pursuant to clause (i) above, options will terminate immediately following the change in control. Upon the liquidation or dissolution of the Company, all outstanding options will terminate; provided, however, that prior to such liquidation or dissolution, an optionee has the right to exercise his or her options in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

    TRANSFERABILITY. Options granted under the 1994 Plan are transferable only by will or by the laws of descent and distribution.

    AMENDMENT OR TERMINATION. The 1994 Plan may be modified, amended, or terminated by the Board of Directors at any time, except that an amendment or modification will not affect previously granted options without an optionee's consent. Shareholder approval is required for any amendment that increases the number of shares subject to the 1994 Plan (other than in connection with automatic adjustments due to changes in capitalization or the assumption or substitution of options in connection with mergers or acquisitions), changes the persons eligible to receive options, or which is otherwise subject to shareholder approval under applicable securities laws or tax laws.

FEDERAL INCOME TAX CONSEQUENCES

    The material U.S. federal income tax consequences to the Company and to any person granted an option under the 1994 Plan who is subject to taxation in the United States under existing applicable provisions of the Code and underlying regulations are substantially as follows. The following summary does not address state, local or foreign tax consequences and is based on present law and regulations as in effect on the date of this Proxy Statement.

    NONQUALIFIED STOCK OPTIONS. No income will be recognized by an optionee upon the grant of a nonqualified stock option.

    Upon the exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Upon a later sale of those shares, the optionee will have capital gain or loss equal to the difference between the amount realized on such sale and the tax basis of the shares sold. Furthermore, this capital gain or loss will be long-term capital gain or loss if the shares are held for more than one year before they are sold.

    INCENTIVE STOCK OPTIONS. No income will be recognized by an optionee upon the grant of an incentive stock option.

    Upon the exercise of an incentive stock option during employment or within three months after the optionee's termination of employment (12 months in the case of disability), the optionee will recognize no ordinary income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time equal to the excess of the fair market value of the shares over the exercise price).

    If the acquired shares are sold or exchanged after the later of (a) one year from the date of exercise of the option and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option exercise price will be taxed to the optionee as long-term capital gain or loss. If the shares are disposed of in an arms' length sale before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares received on the exercise date over the exercise price (or, if less, the excess of the amount realized on the sale of the shares over the exercise price), and the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares and (ii) the exercise price paid by the optionee increased by the amount of ordinary income, if any, recognized by the optionee.

    The rules for the tax treatment of a nonqualified stock option also apply to an incentive stock option that is exercised more than three months after the optionee's termination of employment (or more than 12 months thereafter in the case of disability).

    COMPANY DEDUCTION. The Company will be entitled to a deduction at the same time and in the same amount as the optionee recognizes ordinary income, provided that the deduction is not otherwise subject to any limitation under the Code, including the limitation on deductibility of compensation payments in excess of $1 million.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE COMPANY'S 1994 STOCK OPTION PLAN.

                                  PROPOSAL 3:
                        AMENDMENT TO THE DIRECTORS PLAN

    The Board of Directors has unanimously adopted, subject to shareholder approval, an amendment to increase the number of shares of Common Stock authorized for issuance under the Directors Plan from 350,000 shares to 600,000 shares. The proposed amendment is designed to help the Company continue to attract and retain the services of experienced and knowledgeable outside directors and to provide additional incentives for such directors to align their proprietary interests with the Company's long-term success and progress.

    As of March 16, 2000, 25,000 shares remained available for grant under the Directors Plan, and 325,000 shares were subject to outstanding options under the Directors Plan.

    A copy of the Directors Plan, as proposed to be amended, is attached to this Proxy Statement as Appendix B and is incorporated herein by reference. The following description of the Directors Plan as amended is a summary and does not purport to be a complete description. See Appendix B for more detailed information.

DESCRIPTION OF THE DIRECTORS PLAN

    INITIAL AND ANNUAL GRANTS. The Directors Plan provides for automatic grants of nonqualified stock options to directors who are not otherwise employees of the Company or a related corporation. Upon a director's initial election or appointment to the Board, a nonemployee director will receive an initial grant of options to purchase 25,000 shares of Common Stock. Each nonemployee director who has been in office for a period of at least five months will automatically receive an annual grant of options to purchase 10,000 shares, effective as of the day following each annual meeting of shareholders at which he or she is reelected or continues as a director. Options are granted with an exercise price equal to the fair market value per share of the Common Stock on the date of grant. Options granted to nonemployee directors become fully vested and exercisable three years from the date of grant, with one-third of the total option vesting and becoming exercisable on each anniversary of the date of grant.

    An aggregate of 600,000 shares of Common Stock is authorized for issuance under the Directors Plan, subject to adjustment from time to time for stock dividends and certain other changes in capitalization as provided in the Directors Plan.

    ADMINISTRATION. The Board of Directors is the plan administrator of the Directors Plan. The plan administrator has the power to construe the provisions of the Directors Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Directors Plan as it may deem necessary or desirable.

    TRANSFERABILITY. Options granted under the Directors Plan are nontransferable other than by will or the laws of descent and distribution.

    TERM AND EXPIRATION OF OPTION. Options expire ten years from the date of grant or 90 days after a director's termination of service as a director, except in the case of death or disability, in which case the options expire one year after termination. Options become fully vested and exercisable if termination as a director results from death or disability.

    EXERCISE OF OPTIONS. The exercise price for shares subject to options may be paid for in cash or by check, delivery of shares previously held by the director or delivery of an irrevocable subscription agreement to take and pay for the shares within one year of exercise.

    CHANGE IN CONTROL. In the event of a change in control of the Company, outstanding options will become fully vested and immediately exercisable. A "change in control" is defined under the Directors Plan as (i) the acquisition by certain persons of beneficial ownership of 50% or more of the voting power of the Company's outstanding securities or (ii) the occurrence of a transaction requiring shareholder approval and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation. In addition, upon the liquidation or dissolution of the Company, all outstanding options will terminate; provided, however, that prior to such liquidation or dissolution, a director will have the right to exercise his or her options in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

    AMENDMENT OR TERMINATION. The Directors Plan may be modified, amended, or terminated by the Board of Directors at any time, except that an amendment or modification will not affect outstanding options without a director's consent. Shareholder approval is required for any amendment that increases the number of shares subject to the Directors Plan (other than in connection with automatic adjustments due to changes in capitalization or the assumption or substitution of options in connection with mergers or acquisitions), changes the persons eligible to receive options, or which is otherwise subject to shareholder approval pursuant to applicable federal securities and tax laws.

FEDERAL INCOME TAX CONSEQUENCES

    The material U.S. federal income tax consequences to the Company and to any person granted an option under the Directors Plan who is subject to taxation in the United States under existing applicable provisions of the Code and underlying regulations are substantially as follows. The following summary does not address state, local or foreign tax consequences and is based on present law and regulations as in effect on the date of this Proxy Statement.

    There are no tax consequences to the Company or the optionee upon the grant of an option under the Directors Plan. Upon the exercise of an option, the optionee recognizes ordinary income equal to the difference between the exercise price for the shares of Common Stock and the fair market value of the shares on the date of exercise. Upon a later sale of those shares, the optionee will have capital gain or loss equal to the difference between the amount realized on such sale and the tax basis of the shares sold. This capital gain or loss will be long-term capital gain or loss if the shares are held for more than one year before they are sold. The Company is entitled to a corresponding tax deduction equal to the amount of income recognized by the optionee at the time of recognition by the option holder.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE DIRECTORS PLAN.

                                  PROPOSAL 4:
                     RATIFICATION OF SELECTION OF AUDITORS

    The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 2000, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since the Company's inception in 1989. Representatives of

Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Shareholder ratification of the selection of Arthur Andersen LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Arthur Andersen LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its shareholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 16, 2000, by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock;
(ii) each director and nominee for director; (iii) each executive officer who earned more than $100,000 in 1999 (the "Named Executive Officers"); and
(iv) all directors and executive officers of the Company as a group.

                  NAME AND ADDRESS OF                     AMOUNT AND NATURE OF
                   BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS(2)
                  -------------------                    -----------------------   -------------------
Wisconsin Investment Board(3)..........................            839,000                 6.72%
P.O. Box 7842
Madison, WI 53707
Mochida Pharmaceutical, Co., Ltd.......................            736,842                 5.90%
Y.S. Building
9 San-Eicho, Shinjuku-ku
Tokyo 160, Japan
Thomas A. Bologna(4)...................................            669,472                 5.36%
Thomas J. Cable(5).....................................          1,074,238                 8.60%
Elisabeth L. Evans, M.D.(6)............................             23,083                    *
David R. Eyre, Ph.D.(7)................................          1,483,500                11.89%
Fredric J. Feldman, Ph.D.(6)...........................             22,000                    *
Gregory D. Phelps(8)...................................             40,000                    *
John H. Trimmer(6).....................................             20,000                    *
Cory J. Smith(9).......................................             42,392                    *
J. Daniel Clemens(9)...................................             76,615                    *
Thomas F. Broderick(10)................................            163,582                    *
All directors and executive officers as a group (eleven
persons)(11)...........................................          3,667,831                29.39%

* Less than 1%

------------------------------

(1) Unless otherwise indicated in the footnotes to this table, each of the shareholders named in this table has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned.

(2) Percentage beneficially owned is based on 12,479,139 shares of Common Stock outstanding as of March 16, 2000.

(3) Based on publicly available information filed with the Securities and Exchange Commission (the "SEC") on Form 13G on February 10, 2000.

(4) Includes 6,000 shares held in trust for the benefit of Mr. Bologna's children. In addition, the number of shares includes 642,472 shares subject to stock options that are exercisable within 60 days of March 16, 2000.

(5) Includes 991,070 shares held by CH Partners IV Limited Partnership ("CH IV"), a venture capital fund of which Mr. Cable is a general partner. Under federal securities laws, Mr. Cable may be deemed to own beneficially all the shares held by CH IV. In addition, the number of shares includes 51,668 shares subject to stock options that are exercisable within 60 days of March 16, 2000.

(6) Includes 20,000 shares subject to stock options that are exercisable within 60 days of March 16, 2000.

(7) Includes 560,000 shares held in trust for the benefit of Dr. Eyre's children and 72,500 shares subject to stock options that are exercisable within 60 days of March 16, 2000.

(8) Includes 35,000 shares subject to stock options that are exercisable within 60 days of March 16, 2000.

(9) Represents shares subject to stock options that are exercisable within 60 days of March 16, 2000.

(10) Includes 99,582 shares subject to stock options that are exercisable within 60 days of March 16, 2000.

(11) Includes 1,133,178 shares subject to stock options that are exercisable within 60 days of March 16, 2000.

                             EXECUTIVE COMPENSATION

    EXECUTIVE COMPENSATION. The following table sets forth certain information regarding compensation paid during the years ended December 31, 1999, 1998 and 1997 to the Company's Chief Executive Officer and each of the Company's executive officers who earned more than $100,000 in 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                              ANNUAL COMPENSATION              COMPENSATION
                                                     -------------------------------------     -------------
                                                                                                  AWARDS
                                                                                               -------------
                                                                                                SECURITIES
           NAME AND PRINCIPAL                                                OTHER ANNUAL       UNDERLYING          ALL OTHER
                POSITION                    YEAR      SALARY     BONUS       COMPENSATION       OPTIONS (#)       COMPENSATION
----------------------------------------  --------   --------   --------     -------------     -------------      -------------
Thomas A. Bologna,......................    1999     $316,000   $55,000         $26,000(2)        290,000            $36,000(6)
Chairman, President &                       1998     $289,000   $25,000         $25,000                --            $35,700
Chief Executive Officer(1)                  1997     $126,000   $50,000         $20,000           700,000            $26,700

Thomas F. Broderick,....................    1999     $170,000                                      30,000(3)
Vice President, Patent &                    1998     $160,000                                          --
General Counsel &                           1997     $150,000                                     150,000
Secretary

Cory J. Smith,..........................    1999     $102,000                                       7,000(4)
Vice President, Manufacturing               1998     $ 86,000                                      20,000
                                            1997     $ 75,000                                      25,000

J. Daniel Clemens,......................    1999     $102,000                                       5,000(5)
Vice President,                             1998     $ 95,000                                          --
Product Development                         1997     $ 90,000                                      27,500

------------------------------

(1) Joined the Company in July 1997.

(2) Represents gross up to compensate for income taxes with respect to living and traveling expenses.

(3) Includes 30,000 shares that were repriced during 1997.

(4) Includes 25,000 shares that were repriced during 1997.

(5) Includes 27,500 shares that were repriced during 1997.

(6) Represents living and traveling expenses and insurance premiums paid on behalf of Mr. Bologna.

    OPTION GRANTS IN 1999. The following table sets forth certain information regarding stock options granted to the Named Executive Officers during the year ended December 31, 1999.

                             OPTION GRANTS IN 1999

                                      INDIVIDUAL GRANTS                                  POTENTIAL REALIZABLE
                                  --------------------------                               VALUE AT ASSUMED
                                  NUMBER OF                                              ANNUAL RATES OF STOCK
                                  SECURITIES   PERCENTAGE OF                            PRICE APPRECIATION FOR
                                  UNDERLYING   TOTAL OPTIONS   EXERCISE                     OPTION TERM(4)
                                   OPTIONS      GRANTED TO     PRICE PER   EXPIRATION   -----------------------
NAME                               GRANTED     EMPLOYEES(1)    SHARE(2)     DATE(3)         5%          10%
----                              ----------   -------------   ---------   ----------   ----------   ----------
Thomas A. Bologna...............    140,000(5)     28.49%        $1.00     1/12/2009     $88,045      $223,124
Thomas A. Bologna...............    150,000(6)     30.52%        $1.00     9/20/2009     $94,334      $239,061
Thomas F. Broderick.............     30,000(5)      6.10%        $1.00     1/12/2009     $18,867      $ 47,812
J. Daniel Clemens...............      5,000(5)      1.02%        $1.00     1/12/2009     $ 3,144      $  7,969
Cory J. Smith...................      7,000(5)      1.42%        $1.00     1/12/2009     $ 4,402      $ 11,156

------------------------------

(1) Based on a total of 491,485 shares subject to options granted to employees during 1999.

(2) The exercise price equals the fair market value on the date of grant based on the closing price of the Common Stock as reported by the Nasdaq National Market.

(3) Options have terms of ten years from the date of grant and become exercisable generally over a period of four years. Upon the occurrence of certain business transactions, the exercisability of the options are accelerated.

(4) Assumes all options are exercised at the end of their respective 10-year terms. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock and overall stock market conditions, as well as the option holders' continued employment through the vesting period. The amount reflected in this table may not necessarily be achieved.

(5) Relates to stock options granted in January 1999 to all employees of the Company.

(6) In September 1999, the Compensation Committee granted to Thomas A. Bologna a stock option for 150,000 shares of the Company's Common Stock. These shares vest upon completion of continuous employment through September 21, 2005. Accelerated vesting for 100,000 shares occurs if the Company's Common Stock has an average closing price for 30 consecutive trading days of (i) $1.66 per share before October 1, 2001 or (ii) $2.00 per share before October 1, 2002. Accelerated vesting for the remaining 50,000 shares occurs if, before April 1, 2001, the Company reports two consecutive quarters of positive operating income or at least break-even as a result of operating revenues, and not extraordinary income or gains.

    YEAR-END OPTION VALUES FOR 1999. No options were exercised during 1999. The following table sets forth certain information regarding the value of the Named Executive Officers' unexercised options as of December 31, 1999.

                         FISCAL YEAR-END OPTION VALUES

                                                                                VALUE OF UNEXERCISED
                                             NUMBER OF SHARES UNDERLYING            IN-THE-MONEY
                                            UNEXERCISED OPTIONS AT FISCAL         OPTIONS AT FISCAL
                                                      YEAR END                       YEAR END(1)
                                           -------------------------------   ---------------------------
NAME                                        EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                                       -------------   ---------------   -----------   -------------
Thomas A. Bologna........................     555,028          434,972        $264,176       $480,000
Thomas F. Broderick......................      88,126           91,874        $ 13,752       $ 60,000
J. Daniel Clemens........................      76,615           15,885        $ 84,292       $ 92,000
Cory J. Smith............................      42,392           30,083        $ 27,648       $ 70,230

------------------------------

(1) Based on the $3.00 closing price of the Company's Common Stock on December 31, 1999, as reported by the Nasdaq National Market, minus the per-share exercise price, multiplied by the number of shares underlying the option.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1999, the Company's Compensation Committee consisted of
Messrs. Cable, Phelps and Dr. Eyre, all of whom were nonemployee directors. To the Company's knowledge, no member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

    Mr. Cable is Chairman of the Board of Trustees of the Washington Research Foundation (the "WRF"), a not-for-profit licensing agency dedicated to the transfer to the private sector of technology developed at the University of Washington (the "University"). During the year ended December 31, 1999, the Company incurred $110,000 in royalties for OSTEOMARK-Registered Trademark- kit revenue in accordance with the Company's worldwide exclusive license agreements with the WRF for the bone resorption test and osteoclast colony stimulating factor technologies.

    Dr. Eyre has been the Burgess Professor of Orthopaedics at the University since 1985. The Company has entered into two research agreements with the University extending through December 31, 2000. Pursuant to these agreements, the Company is obligated to fund certain research activities conducted by Dr. Eyre and one other research group at the University. During the year ended December 31, 1999, the Company paid the University approximately $150,000 under these agreements. The Company has also entered into an agreement with Dr. Eyre for research and consulting services. See "Compensation of Directors--Consulting Agreements with Directors" on page 4 of this Proxy Statement for further information.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is responsible for determining the compensation of the executive officers of the Company. The Committee is comprised of three directors who are not employees of the Company. In making its determinations, the Committee relies on input from compensation consultants and industry surveys, and reviews appropriate decisions with all nonemployee directors who constitute a majority of the full Board of Directors.

    EXECUTIVE COMPENSATION POLICY. The Company's executive compensation program reflects the policy that executives' rewards should be structured to closely align their interests with those of the shareholders. The program emphasizes stock-based incentives, and extends these concepts beyond the executive officer population to all of the Company's full-time employees in the interest of motivation, teamwork, and fairness. The Company's executive compensation programs are designed to attract and retain experienced and well-qualified executive officers who will enhance the performance of the Company and build shareholder value. The Company's executive compensation program generally includes two components: base salary and stock options.

    In setting the compensation level for executive officers, the Committee is guided by the following considerations:

    - Compensation levels should be competitive with compensation generally being paid to executives in the biotechnology and diagnostic industries to ensure the Company's ability to attract and retain superior executives;

    - A significant portion of executive officer compensation should be paid in the form of equity-based incentives to link closely shareholder and executive interests and to encourage stock ownership by executive officers; and

    - Each individual executive officer's compensation should reflect the performance of the Company as a whole and the performance of the executive officer.

    BASE SALARY. An executive officer's base salary is determined by the Company's overall performance, the responsibility of the particular position, and an assessment of the person's performance against individual responsibilities and objectives, including, where appropriate, the impact of such performance on the business results of the Company. The Committee also may consider nonfinancial indicators including, but not limited to, strategic developments for which an executive officer has responsibility, intangible elements of managerial performance and levels of compensation to maintain competitive levels with similar companies in the biotechnology and diagnostic industries. The companies surveyed for compensation levels include some of the companies in the Chase H&Q Healthcare Index included in the performance graph on page 17. Generally, unless special circumstances apply, the Committee sets executive salaries at or near the midpoint of the range indicated by the surveys depending on the applicable experience level of the executive officer and subject to minimum salaries established in an employment agreement with the executive. See "Employment, Termination and Change In Control Agreements" of this Proxy Statement for further information. Executive officer salaries are reviewed annually and adjusted each October based on the above information and taking into consideration industry compensation based on a survey report published by Radford and Associates, an independent consulting group.

    STOCK OPTIONS. The Company grants a stock option in connection with an executive's initial employment with the Company. In making such grants the Committee evaluates the long-term incentive packages offered to the Company's executives in relation to the long-term incentive packages offered by other biotechnology and diagnostic companies that the Committee considers to be in the Company's peer group. These option grants reflect the Committee's policy of encouraging long-term performance and promoting executive retention while further aligning management's and shareholders' interests in the performance of the Company's Common Stock. Through 1996, it was the Company's policy to grant stock options annually to executives and other employees. The Company ended this policy in 1997 but may, from time to time, grant stock options to executives other than in connection with their initial employment. In January 1999, the Committee granted stock options to all employees of the Company.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Mr. Bologna's employment with the Company began in July 1997. The Compensation Committee set Mr. Bologna's compensation to be competitive with base salaries paid to other executives in the biotechnology industry with similar responsibilities and seniority. In 1999, Mr. Bologna's annual base salary was increased to $330,000. Additionally in 1999, Mr. Bologna earned a bonus of $55,000 and was granted stock options for the purchase of 290,000 shares. See "Employment, Termination and Change in Control Agreements" for additional information.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for annual compensation in excess of $1 million earned by the chief executive officer or any of the other four most highly compensated officers. The deduction limit does not apply, however, to performance-based compensation that satisfies certain requirements. The Committee's policy is generally to provide executive compensation that is fully deductible by the Company for income tax purposes. No executive officer of the Company earned or is expected to earn compensation in excess of $1 million in 1999 that would not qualify as performance-based compensation. The Company's stock option program will be qualified as performance-based for future option grants subject to shareholder approval of the Section 162(m) limits in Proposal 2.

                Compensation Committee of the Board of Directors

                        Mr. Gregory D. Phelps, Chairman
                              Mr. Thomas J. Cable
                               Dr. David R. Eyre

EMPLOYMENT, TERMINATION AND CHANGE IN CONTROL AGREEMENTS

    EMPLOYMENT AGREEMENT WITH THE CHIEF EXECUTIVE OFFICER.  In July 1997,
Mr. Bologna entered into an employment agreement with the Company that provides for an initial annual base salary of $275,000 and the grant of a stock option for 700,000 shares of Common Stock vesting over four years. The base salary will be increased effective on the first anniversary of employment by not less than 10% of the initial base salary and, thereafter, further increases to the base salary will be determined by the Board of Directors. In addition, the employment agreement authorized a $50,000 bonus for Mr. Bologna for services rendered through December 1997, of which $25,000 was to be paid upon execution of the agreement and $25,000 to be paid in January 1998.

    The Company has obtained term life insurance on Mr. Bologna, which provides for payment to Mr. Bologna's family in the event of his death of an amount equal to his annual base salary. During the term of Mr. Bologna's employment, the Company will also reimburse Mr. Bologna for or pay directly the reasonable expense of (i) recurring travel from Washington State to California and
(ii) expenses associated with living in Washington. To the extent the reimbursement for living expenses or direct payment is treated as taxable income, Mr. Bologna is entitled to a gross up to compensate for any and all income taxes that Mr. Bologna may be required to pay with respect to such reimbursement and gross up.

    The employment agreement is terminable at will by either party. In the event that the Board of Directors terminates Mr. Bologna's employment without cause, Mr. Bologna will be entitled to all accrued compensation and Company benefits as well as the then existing base salary Mr. Bologna would have received if his employment had continued for 12 months from the date of termination. If such termination occurs without cause in connection with or at any time following a change in control (as defined in the Company's 1994 Plan), Mr. Bologna shall be entitled to a lump sum payment equal to two years' base salary, plus a bonus of 30% of such amount and continuation of benefits for a period of 24 months following such termination.

    RELEASE AND SEPARATION AGREEMENT WITH FORMER VICE PRESIDENT,
MARKETING. Effective May 1, 1999, the Company entered into a Release and Separation Agreement with Donna J. DeLong. Under the agreement, Ms. DeLong received an amount equivalent to her regular salary through May 31, 1999, and coverage under the Company's insurance program through May 31, 1999.

    CHANGE IN CONTROL AGREEMENTS. Pursuant to the 1994 Plan and the Directors Plan, in the event of a change in control of the Company, any outstanding option granted under either plan will become fully vested and immediately exercisable. A "change in control" is defined under both plans as (i) the acquisition by certain persons of beneficial ownership of 50% or more of the voting power of the Company's outstanding securities or (ii) the occurrence of a transaction requiring shareholder approval and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation. In addition, upon the liquidation or dissolution of the Company, all outstanding options will terminate; provided, however, that prior to such liquidation or dissolution, an option holder has the right to exercise his or her options in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and change in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file.

    To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were satisfied during the fiscal year ending December 31, 1999.

                               PERFORMANCE GRAPH

  COMPARISON OF THE CUMULATIVE TOTAL RETURN ON COMMON STOCK DURING THE PERIOD
     FROM JANUARY 25, 1995 (WHEN THE COMPANY'S STOCK BEGAN PUBLIC TRADING)
             TO DECEMBER 31, 1999 AMONG OSTEX INTERNATIONAL, INC.,
                    THE CHASE H&Q HEALTHCARE INDEX, AND THE
                        NASDAQ U.S. STOCK MARKET INDEX.

                              OSTEX INTERNATIONAL
                              H&Q HEALTHCARE INDEX
                         NASDAQ STOCK MARKET-U.S. INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         OSTEX INTERNATIONAL  H&Q HEALTHCARE  NASDAQ STOCK MARKET-U.S.
1/25/95                 $100            $100                      $100
3/95                     $99            $109                      $108
6/95                    $245            $117                      $123
9/95                    $236            $144                      $138
12/95                   $203            $166                      $140
3/96                    $168            $169                      $146
6/96                    $111            $159                      $158
9/96                     $84            $172                      $164
12/96                    $58            $171                      $172
3/97                     $39            $164                      $162
6/97                     $25            $191                      $192
9/97                     $38            $201                      $225
12/97                    $28            $198                      $211
3/98                     $26            $226                      $246
6/98                     $16            $227                      $253
9/98                     $11            $207                      $229
12/98                     $4            $252                      $296
3/99                     $14            $249                      $332
6/99                     $14            $258                      $363
9/99                     $10            $265                      $371
12/99                    $32            $280                      $535

                         1/25/95      3/95       6/95       9/95      12/95       3/96       6/96       9/96      12/96
                         --------   --------   --------   --------   --------   --------   --------   --------   --------
Ostex International,
  Inc..................    100         99        245        236        203        168        111         84         58
Nasdaq U.S. Stock
  Market Index.........    100        108        123        138        140        146        158        164        172
Chase H&Q Healthcare
  Index................    100        109        117        144        166        169        159        172        171

                           3/97       6/97       9/97      12/97       3/98       6/98       9/98      12/98       3/99
                         --------   --------   --------   --------   --------   --------   --------   --------   --------
Ostex International,
  Inc..................     39         25         38         28         26         16         11          4         14
Nasdaq U.S. Stock
  Market Index.........    162        192        225        211        246        253        229        296        332
Chase H&Q Healthcare
  Index................    164        191        201        198        226        227        207        252        249

                           6/99       9/99      12/99
                         --------   --------   --------
Ostex International,
  Inc..................     14         10         32
Nasdaq U.S. Stock
  Market Index.........    363        371        535
Chase H&Q Healthcare
  Index................    258        265        280

    The above graph assumes $100 invested on January 25, 1995 in the Common Stock, the Nasdaq U.S. Stock Market and the Chase H&Q Healthcare Index with all dividends reinvested. The Company has not paid cash dividends on its Common Stock. Stock performance shown in the above graph for the Common Stock is historical and not necessarily indicative of future price performance.

                           PROPOSALS OF SHAREHOLDERS

    Shareholder proposals or nominations for members to the Board of Directors to be presented at the Company's 2001 annual meeting of shareholders and to be included in the Company's Proxy Statement and form of proxy card relating to such meeting must be received in writing by the Company no later than November 30, 2000, with information regarding such proposal or nominee. Such proposals or nominations should be directed to the Secretary of the Company, 2203 Airport Way South, Suite 400, Seattle, Washington 98134.

    Pursuant to Rule 14a-4(c), under the Securities Exchange Act of 1934, as amended, the Company intends to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek inclusions of the proposed matter in the Company's proxy statement for the Company's 2001 Annual Meeting of Shareholders, except in circumstances where
(i) the Company receives notice of the proposed matter no later than February 13, 2001, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

                                 OTHER BUSINESS

    The Board of Directors does not intend to bring any other business before the Annual Meeting, nor is the Board aware of any other matter to be brought before the Annual Meeting, except as specified in the Notice of Annual Meeting of Shareholders. However, as to any other business that may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereto, in accordance with the judgment of the persons voting such proxies.

                                 ANNUAL REPORT

    A copy of the Company's 1999 Annual Report to Shareholders for the year ended December 31, 1999 accompanies this Proxy Statement. A copy of the Company's Annual Report on Form 10-K will be furnished without charge to beneficial shareholders of record upon request to Ostex International, Inc., 2203 Airport Way South, Suite 400, Seattle, Washington 98134.

                                          By Order of the Board of Directors

                                          [LOGO]

                                          Thomas F. Broderick
                                          SECRETARY

SEATTLE, WASHINGTON
MARCH 30, 2000

                                                                      APPENDIX A

                           OSTEX INTERNATIONAL, INC.
                  AMENDED AND RESTATED 1994 STOCK OPTION PLAN

    This 1994 Stock Option Plan (the "Plan") provides for the grant of options to acquire shares of Common Stock, $.01 par value (the "Common Stock"), of Ostex International, Inc., a Washington corporation (the "Company"). Stock options granted under this Plan that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), are referred to in this Plan as "Incentive Stock Options." Incentive Stock Options and stock options that do not qualify under Section 422 of the Code ("Nonqualified Stock Options") granted under this Plan are referred to as "Options."

1.  PURPOSES

    The purposes of this Plan are to retain the services of valued key employees and consultants of the Company, and such other persons as the Plan Administrator shall select in accordance with Section 3 below, to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement in the hiring of new employees, consultants and other persons selected by the Plan Administrator.

2.  ADMINISTRATION

    This Plan shall be administered by the Board of Directors of the Company (the "Board"), except that the Board may, in its discretion, establish a committee composed of members of the Board or other persons to administer this Plan, which committee (the "Committee") may be an executive, compensation or other committee, including a separate committee especially created for this purpose. The Committee shall have such of the powers and authority vested in the Board hereunder as the Board may delegate to it (including the power and authority to interpret any provision of this Plan or of any Option). The members of any such Committee shall serve at the discretion of the Board. The Board, or the Committee if one has been established by the Board, are referred to in this Plan as the "Plan Administrator." Following registration of any of the Company's securities under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no person shall serve as a member of the Plan Administrator if his or her service would disqualify this Plan from eligibility under Securities and Exchange Commission Rule 16b-3, as amended from time to time, or any successor rule or regulatory requirement; PROVIDED, that the Plan Administrator shall consist of at least the minimum number of persons required by Securities and Exchange Commission Rule 16b-3, as amended, or any successor rule or regulatory requirement. If, and so long as, the Company has a class of equity securities registered under Section 12 of the Exchange Act, the Board of Directors in determining the membership of any such committee shall, with respect to option grants to any persons subject to or likely to become subject to Section 16 of the Exchange Act, give due consideration to the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act.

    Subject to the provisions of this Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to: (a) construe and interpret this Plan; (b) define the terms used in this Plan; (c) prescribe, amend and rescind rules and regulations relating to this Plan; (d) correct any defect, supply any omission or reconcile any inconsistency in this Plan; (e) determine the individuals to whom Options shall be granted under this Plan and whether the Option is an Incentive Stock Option or a Nonqualified Stock Option; (f) determine the time or times at which Options shall be granted under this Plan; (g) determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable;
(h) determine all other terms and conditions of Options; and (i) make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in this Plan and on their legal representatives, heirs and beneficiaries.

3.  ELIGIBILITY

    Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Company or any Related Corporation (as defined below), including employees who are directors of the Company ("Employees"). Nonqualified Stock Options may be granted to Employees and to such other persons other than directors who are not Employees as the Plan Administrator shall select. Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. Options also may be granted in exchange for outstanding Options. Any person to whom an Option is granted under this Plan is referred to as an "Optionee."

    As used in this Plan, the term "Related Corporation," when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain. When referring to a parent corporation, the term "Related Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

4.  STOCK

    Subject to approval of the Plan by shareholders of the Company, options to purchase a maximum of 2,500,000 shares of the Company's authorized but unissued, or required, Common Stock may be issued pursuant to the Plan, subject to adjustment as provided in Section 5.13.1 below; PROVIDED, that any shares of Common Stock received or withheld by the Company as payment for shares of Common Stock purchased upon exercise of Options pursuant to Section 5.9 below shall be added to the number of such shares as to which Options may be granted. The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Section 5.13 below. In the event that any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option to the same Optionee or to a different person eligible under
Section 3 above. Notwithstanding the foregoing, the aggregate number of shares that may be issued under Incentive Stock Options shall not exceed 2,500,000.

5.  TERMS AND CONDITIONS OF OPTIONS

    Each Option granted under this Plan shall be evidenced by a written agreement approved by the Plan Administrator (the "Agreement"). Agreements may contain such additional provisions, not inconsistent with this Plan, as the Plan Administrator in its discretion may deem advisable. All Options also shall comply with the following requirements:

    5.1 NUMBER OF SHARES AND TYPE OF OPTION

    Each Agreement shall state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. In the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, all Options shall be Nonqualified Stock Options. The aggregate fair market value (determined at the Date of Grant, as defined below) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (granted under this Plan and all other Incentive Stock Option plans of the Company, a Related Corporation or a predecessor corporation) shall not exceed such limit as may be prescribed by the Code as it may be amended from time to time. Any Option which exceeds the annual limit shall not be void but rather shall be a Nonqualified Stock Option.

        (a) LIMITATION ON NUMBER OF SHARES UNDERLYING OPTIONS. Subject to adjustment from time to time as provided in Section 5.13 below, the Plan Administrator shall not grant options to any person in any one fiscal year of the Company in an amount that exceeds, in the aggregate, 300,000 shares of Common Stock, except that the amount may be up to, but not exceed, in the aggregate, 800,000 shares of Common Stock for any newly hired person in any one fiscal year of the Company. This limitation shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

    5.2 DATE OF GRANT

    Each Agreement shall state the date the Plan Administrator has deemed to be the effective date of the Option for purposes of this Plan (the "Date of Grant").

    5.3 OPTION PRICE

    Each Agreement shall state the price per share of Common Stock at which it is exercisable. The exercise price shall be fixed by the Plan Administrator at whatever price the Plan Administrator may determine in the exercise of its sole discretion; PROVIDED, that the per share exercise price for any Option granted following the effective date of registration of any of the Company's securities under Section 12 of the Securities Exchange Act of 1934 shall not be less than the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; PROVIDED FURTHER, that the per share exercise price for an Incentive Stock Option shall not be less than the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; PROVIDED FURTHER, that with respect to Incentive Stock Options granted to greater-than-ten percent (>10%) shareholders of the Company (as determined with reference to Section 424(d) of the Code), the exercise price per share shall not be less than one hundred ten percent (110%) of the fair market value per share of the Common Stock at the Date of Grant; and, PROVIDED FURTHER, that Incentive Stock Options granted in substitution for outstanding Options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted Option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

    5.4 DURATION OF OPTIONS

    At the time of the grant of the Option, the Plan Administrator shall designate, subject to Section 5.7 below, the expiration date of the Option, which date shall not be later than ten (10) years from the Date of Grant in the case of Incentive Stock Options; PROVIDED, that the expiration date of any Incentive Stock Option granted to a greater-than-ten percent (>10%) shareholder of the Company (as determined with reference to Section 424(d) of the Code) shall not be later than five (5) years from the Date of Grant. In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Option, and except in the case of Incentive Stock Options as described above, all Options granted under this Plan shall expire ten
(10) years from the Date of Grant.

    5.5 VESTING SCHEDULE

    No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Plan Administrator at the time of grant of the Option; PROVIDED, that if no vesting schedule is specified at the time of grant, the Option shall vest according to the following schedule:

                               PERCENTAGE OF
NUMBER OF YEARS               TOTAL OPTION TO
FOLLOWING DATE OF GRANT       BE EXERCISABLE
-----------------------       ---------------
1...........                         20%
2...........                         40%
3...........                         60%
4...........                         80%
5...........                        100%

    5.6 ACCELERATION OF VESTING

    The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion. If an Employee Optionee's employment terminates by reason of death or Disability (as defined in Section 5.7 below), any Option held by such Employee Optionee who has been Continuously Employed by the Company or Related Corporation for a minimum of two (2) years shall become fully vested and exercisable and may thereafter be exercised during the term of the Option set forth in Section 5.7 below. "Continuously Employed" shall mean the absence of any interruption or termination of service. Continuous Employment with the Company or Related Corporation shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or Related Corporation or in the case of transfers between locations of the Company or between the Company, Related Corporations or their successors, provided that the Optionee continues to be an employee of the Company or any Related Corporation. The vesting of Options also shall be accelerated under the circumstances described in Sections 5.13 and 5.14 below.

    5.7 TERM OF OPTION

    Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the Option, as designated by the Plan Administrator in accordance with Section 5.4 above; (ii) the expiration of ninety (90) days from the date of an Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for any reason whatsoever other than death or Disability (as defined below) unless, in the case of a Nonqualified Stock Option, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option; or (iii) the expiration of one (1) year from
(A) the date of death of the Optionee or (B) cessation of an Optionee's employment or contractual relationship by reason of Disability (as defined below) unless, in the case of a Nonqualified Stock Option, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option. If an Optionee's employment or contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Optionee's domicile at the time of death. "Disability" shall mean that a person is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Plan Administrator shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrator. Upon making a determination of Disability, the Committee shall, for purposes of the Plan, determine the date of an Optionee's termination of employment or contractual relationship.

    Unless accelerated in accordance with Section 5.6 above, unvested Options shall terminate immediately upon termination of employment of the Optionee by the Company for any reason whatsoever, including death or Disability.

    If, in the case of an Incentive Stock Option, an Optionee's relationship with the Company changes (e.g., from an Employee to a non-Employee, such as a consultant), such change shall not constitute a termination of an Optionee's employment with the Company but rather the Optionee's Incentive Stock Option. For purposes of this Section 5.7, transfer of employment between or among the Company and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Company or any Related Corporation. For purposes of this Section 5.7, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, with respect to Incentive Stock Options, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

    5.8 EXERCISE OF OPTIONS

    Options shall be exercisable, either all or in part, at any time after vesting, until termination; PROVIDED, that after registration of any of the Company's securities under Section 12 of the Exchange Act, Optionee must comply with the six (6) month holding period requirements of Section 16(b) of the Exchange Act and Rule 16b-3 thereunder. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than fifty (50) shares (as adjusted pursuant to Section 5.13 below) may be exercised; PROVIDED, that if the vested portion of any Option is less than fifty (50) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable. Options or portions thereof may be exercised by giving to the Company an executed notice of election to exercise, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment shall be in the form specified in Section 5.9 below. The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to any Optionee, or to his personal representative, until the aggregate exercise price has been paid for all shares for which the Option shall have been exercised and adequate provision has been made by the Optionee for satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by the Optionee.

    5.9 PAYMENT UPON EXERCISE OF OPTION

    Upon the exercise of any Option, the aggregate exercise price shall be paid to the Company in cash or by certified or cashier's check. In addition, unless the Plan Administrator determines otherwise, in its sole discretion, an Optionee may pay for all or any portion of the aggregate exercise price by delivering to the Company shares of Common Stock previously held by such Optionee for at least six (6) months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes). Upon approval of the Plan Administrator, an Optionee may also pay for all or any portion of the aggregate exercise price by (i) delivering an irrevocable subscription agreement obligating the Optionee to take and pay for the shares of Common Stock to be purchased within one (1) year of the date of such exercise or (ii) complying with any other payment mechanisms the Plan Administrator may approve from time to time. The shares of Common Stock received by the Company as payment for shares of Common Stock purchased upon the exercise of Options shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate exercise price (or portion thereof) to be paid by the Optionee upon such exercise.

    5.10 RIGHTS AS A SHAREHOLDER

    An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until such Optionee becomes a record holder of such shares, irrespective of whether such Optionee has given notice of exercise. Subject to the provisions of Sections 5.13 and 5.14 below, no rights shall accrue to an Optionee and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Optionee becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether such Optionee has given notice of exercise.

    5.11 TRANSFER OF OPTION

    Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution, as defined by the Code, or the Employee Retirement Income Security Act, or the rules and regulations thereunder, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void.

    5.12 SECURITIES REGULATION AND TAX WITHHOLDING

        5.12.1 Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, as amended, the rules and regulations thereunder and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan, shall relieve the Company of any liability with respect to the nonissuance or sale of such shares.

        As a condition to the exercise of an Option, the Plan Administrator may require the Optionee to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Plan Administrator, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Plan Administrator also may require such other documentation as may from time to time be necessary to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF OPTIONS OR THE SHARES OF STOCK ISSUABLE UPON THE EXERCISE OF OPTIONS.

        5.12.2 As a condition to the exercise of any Option granted under this Plan, the Optionee shall make such arrangements as the Plan Administrator may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise.

        5.12.3 The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Plan Administrator, until the Plan

    Administrator is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

    5.13 STOCK DIVIDEND, REORGANIZATION OR LIQUIDATION

        5.13.1 If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any "corporate transaction" described in the regulations thereunder, (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, then the Plan Administrator shall proportionately adjust the number of shares of Common Stock authorized for issuance under this Plan pursuant to Section 4 above, and shall further proportionately adjust the number of shares of Common Stock and/or the exercise price per share with respect to each Option then outstanding so as to preserve the rights of the Optionee substantially proportionate to the rights of the Optionee prior to such event, all without further action on the part of the Plan Administrator, the Company or the Company's shareholders.

        5.13.2 If the Company is liquidated or dissolved, the Plan Administrator shall allow the holders of any outstanding Options to exercise all or any part of the unvested portion of the Options held by them; PROVIDED, that such Options must be exercised prior to the effective date of such liquidation or dissolution. If the Option holders do not exercise their Options prior to such effective date, each outstanding Option shall terminate as of the effective date of the liquidation or dissolution.

        5.13.3 The foregoing adjustments in the shares subject to Options shall be made by the Plan Administrator, or by any successor administrator of this Plan, or by the applicable terms of any assumption or substitution document.

        5.13.4 The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

    5.14 CHANGE IN CONTROL; DECLARATION OF EXTRAORDINARY DIVIDEND

        5.14.1  CHANGE IN CONTROL

           Except as otherwise provided in any Agreement for an Option granted prior to July 31, 1997, if at any time there is a Change in Control (as defined below) of the Company, all Options shall accelerate and become fully vested and immediately exercisable for the duration of the Option term. All such Options shall terminate and cease to remain outstanding immediately following the consummation of the Change in Control, except to the extent such Options are assumed by a successor corporation incident to the Change in Control or in the event of a Change in Control as defined in clause (i) of the following sentence. For purposes of this Subsection 5.14.1, "Change in Control" shall mean either one of the following: (i) when any "person," as such term is used in sections 13(d) and 14(d) of the Exchange Act (other than a shareholder of the Company on the date of this Plan, the Company, a Subsidiary or an employee benefit plan of the Company, including any trustee of such plan acting as trustee) becomes, after the date of this Plan, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or
       (ii) the occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

        5.14.2  DECLARATION OF EXTRAORDINARY DIVIDEND

           If at any time the Company declares an Extraordinary Dividend (as defined below), all Options shall accelerate and thereupon become fully vested and immediately exercisable for the duration of the Option term. For purposes of this Subsection 5.14.2, "Extraordinary Dividend" shall mean a cash dividend payable to holders of record of the Common Stock in an amount in excess of ten percent (10%) of the then fair market value of the Company's Common Stock. The fair market value of the Company's Common Stock shall be determined in good faith by the Board.

6.  EFFECTIVE DATE; TERM

    This Plan shall be effective as of the closing of the initial public offering of securities of the Company under the Securities Act of 1933. Incentive Stock Options may be granted by the Plan Administrator from time to time thereafter until ten (10) years after such approval. Nonqualified Stock Options may be granted until this Plan is terminated by the Board in its sole discretion. Termination of this Plan shall not terminate any Option granted prior to such termination.

7.  NO OBLIGATIONS TO EXERCISE OPTION

    The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

8.  NO RIGHT TO OPTIONS OR TO EMPLOYMENT

    The grant of any Options under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The Plan shall not confer on any Optionee any right with respect to continuation of any employment or contractual relationship with the Company or any Related Corporation, nor shall it interfere in any way with the Company's or, where applicable, a Related Corporation's right to terminate any Optionee's employment or contractual relationship at any time, which right is hereby reserved.

9.  APPLICATION OF FUNDS

    The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options shall be used for general corporate purposes, unless otherwise directed by the Board.

10. INDEMNIFICATION OF PLAN ADMINISTRATOR

    In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including reasonable attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Option granted under this Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; PROVIDED, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

11. AMENDMENT OF PLAN

    The Plan Administrator may, at any time, modify, amend or terminate this Plan and Options granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; PROVIDED, that no amendment with respect to an outstanding Option shall be made over the objection of the Optionee thereof; and PROVIDED FURTHER, that, following registration of any of the Company's securities under Section 12 of the Exchange

Act, the approval of the holders of a majority of the Company's outstanding shares of voting capital stock represented at a meeting at which a quorum is present is required within twelve (12) months before or after the adoption by the Plan Administrator of any amendment that will permit the granting of Options to a class of persons other than those currently eligible to receive Options under this Plan or that would cause this Plan to no longer comply with Securities and Exchange Commission Rule 16b-3, as amended, or any successor rule or other regulatory requirements. Without limiting the generality of the foregoing, the Plan Administrator may modify grants to persons who are eligible to receive Options under this Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

    Approved by the Company's Board of Directors, as Amended and Restated, as of April 10, 1997:

    Approved by the Company's shareholders, as Amended and Restated, on June 2, 1997:

    Approved by the Company's Board of Directors, as Amended and Restated, as of July 16, 1997.

                                                                      APPENDIX B

                           OSTEX INTERNATIONAL, INC.
         AMENDED AND RESTATED DIRECTORS' NONQUALIFIED STOCK OPTION PLAN

    This Nonqualified Stock Option Plan (the "Plan") provides for the grant of options to acquire shares of Common Stock, $.01 par value (the "Common Stock"), of Ostex International, Inc., a Washington corporation (the "Company").

1.  PURPOSE

    The purpose of this Plan is to compensate certain directors of the Company (the "Optionees" or "Optionee").

2.  ELIGIBILITY

    Persons eligible to receive options under this Plan shall be all directors of the Company who are not otherwise employed by the Company or any Related Corporation, as defined below (the "Directors" or "Director"). Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. Options also may be granted in exchange for outstanding Options.

    As used in this Plan, the term "Related Corporation," when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain. When referring to a parent corporation, the term "Related Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

3.  STOCK

    Options to purchase an aggregate of 600,000 shares of Common Stock (subject to adjustment as provided in Section 4.12) may be issued pursuant to the Plan. As of the date that a person is initially elected or appointed as a Director, the Company shall automatically grant to such person options to purchase 25,000 shares of the Company's authorized but unissued, or reacquired, Common Stock (subject to adjustment as provided in Section 4.12). In addition, each Director who was in office immediately following the annual meeting of the Company's shareholders on June 2, 1997 and whose initial grant was for less than a total of 25,000 shares shall be granted, as of March 4, 1998 (the date of amendment), an amount of shares, which when added to such initial grant equals 25,000 shares, such grant to vest from the date of the initial grant over the following three years as provided in Section 4.4. In addition, for each Director who is in office the day following any annual meeting of shareholders of the Company (at which meeting such Director was re-elected or continued in office) and who has been in office for at least five months prior to such annual meeting, the Company will automatically grant options to purchase 10,000 shares of Common Stock (subject to adjustment as provided in Section 4.12). In the event that any outstanding Option expires or is terminated for any reason, those shares of Common Stock allocable to the unexercised portion of such Option may be subject to one or more other Options issued pursuant to the Plan.

4.  TERMS AND CONDITIONS OF OPTIONS

    Each Option shall be evidenced by a written agreement (the "Agreement") in the form approved by the Company. Agreements may contain such additional provisions, not inconsistent herewith, as the Company in its discretion may deem advisable. All Options shall also comply with the following requirements:

    4.1 NUMBER OF SHARES

    Each Agreement shall state the number of shares to which it pertains.

    4.2 DATE OF GRANT

    Each Option shall state the date the Company and the Director entered into the Agreement (the "Date of Grant"), which shall be (i) in the case of new Directors, the date the individual becomes a Director, or (ii) in the case of Directors in office the day after any annual meeting of shareholders, the date after such meeting whichever is applicable.

    4.3 OPTION PRICE

    The exercise price for all Options granted hereunder shall be the fair market value on Date of Grant. Such fair market value shall be the closing price at which it was traded on a national securities exchange or the last sale price quoted on the National Association of Securities Dealers Automated Quotation System or any successor or substantially similar market thereto on the Date of Grant. If the Common Stock shall be traded on more than one such market, the exercise price shall be determined on the basis of the most active market. If no such market exists, the exercise price shall be established at fair market value based on the most recent arms-length transaction occurring within eighteen
(18) months preceding the Date of Grant by or among the Company or any greater-than-ten-percent (>10%) shareholders of the Company or, if unavailable, by a qualified appraiser selected by the Company.

    4.4 VESTING SCHEDULE

    All Options shall vest according to the following schedule:

                               PERCENTAGE OF
    NUMBER OF YEARS           TOTAL OPTION TO
FOLLOWING DATE OF GRANT       BE EXERCISABLE
-----------------------       ---------------
1...........                  33 1/3        %
2...........                  33 1/3        %
3...........                  33 1/3        %

    4.5 ACCELERATION OF VESTING

    Options granted pursuant to the Plan shall become immediately vested and fully exercisable upon the Director's termination as a director of the Company by reason of the death or Disability (as defined in Section 4.6 below) of the Director. The vesting of Options shall also be accelerated under the circumstances described in Sections 4.12 and 4.13 below.

    4.6 TERMINATION OF OPTION

    A vested Option shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

        (i) ten (10) years from the Date of Grant;

        (ii) the expiration of ninety (90) days from the date of Optionee's termination as a Director of the Company for any reason other than death or Disability (as defined below); or

       (iii) the expiration of one (1) year from the date of death of Optionee or the cessation of Optionee's service as a Director by reason of Disability (as defined below).

    "Disability" shall mean that a person is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months. If Optionee's service as a Director is terminated by death, any Option held by Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by Optionee's will or by the laws of descent and distribution of the state or country of Optionee's domicile at the time of death. Each unvested Option granted pursuant hereto shall terminate upon Optionee's termination as a Director for any reason whatsoever, including death or Disability.

    4.7 EXERCISE OF OPTIONS

    Options shall be exercisable, either all or in part, at any time after vesting. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option of less than one (1) share (as adjusted pursuant to Section 4.12 hereof) may be exercised; PROVIDED, that if the vested portion of any Option is less than fifty
(50) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one share, it is unexercisable. Options or portions thereof may be exercised by giving to the Company an executed notice of election to exercise, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate option price for the Common Stock so purchased and in the form specified in
Section 4.8 below. The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to any Director, or to his personal representative, until the aggregate option price has been paid for all shares for which the Option shall have been exercised and adequate provision has been made by the Optionee for the satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by Optionee.

    4.8 PAYMENT UPON EXERCISE OF OPTION

    Upon exercise of any option, the aggregate option price shall be paid to the Company in cash or by certified or cashier's check. Alternatively, a Director may pay for all or any portion of the aggregate option exercise price (i) by delivering to the Company shares of Common Stock previously held by such Director, (ii) having shares withheld from the amount of shares of Common Stock to be received by the Director or (iii) delivering an irrevocable subscription agreement obligating the Director to take and pay for the shares of Common Stock to be purchased within one (1) year of the date of exercise. The shares of Common Stock received or withheld by the Company as payment for shares of Common Stock purchased upon the exercise of Options shall have a fair market value at the date of exercise (as determined in accordance with Section 4.3 above) equal to the aggregate option exercise price (or portion thereof) to be paid by the Director upon exercise.

    4.9 RIGHTS AS A SHAREHOLDER

    An Optionee shall have no rights as a shareholder with respect to any shares covered by the Option until such Optionee becomes a record holder of such shares, irrespective of whether such Optionee has given notice of exercise. Subject to the provisions of Sections 4.12 and 4.13 below, no rights shall accrue to an Optionee and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the

Common Stock for which the record date is prior to the date the Optionee becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether such Optionee has given notice of exercise.

    4.10 TRANSFER OF OPTION

    Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution, as defined by the Code, or the Employee Retirement Income Security Act, or the rules and regulations thereunder, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void.

    4.11 SECURITIES REGULATION AND TAX WITHHOLDING

        4.11.1 Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations thereunder and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

        As a condition to the exercise of an Option, the Company may require the Optionee to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Company, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Company also may require such other documentation as may from time to time be necessary to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF OPTIONS OR THE SHARES OF STOCK ISSUABLE UPON THE EXERCISE OF OPTIONS.

        4.11.2 As a condition to the exercise of any Option granted under this Plan, the Optionee shall make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise.

        4.11.3 The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Board, until the Company is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

    4.12 STOCK DIVIDEND, REORGANIZATION OR LIQUIDATION

        4.12.1 If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any "corporate transaction" described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the number of shares of Common Stock and/or the exercise price per share of each outstanding Option shall be proportionately adjusted so as to preserve the rights of the Optionee substantially proportionate to the rights of the Optionee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Company or the Company's shareholders.

        4.12.2 If the Company is liquidated or dissolved, the holders of any outstanding Options may exercise all or any part of the unvested portion of the Options held by them; PROVIDED, that such Options must be exercised prior to the effective date of such liquidation or dissolution. If the Option holders do not exercise their Options prior to such effective date, each outstanding Option shall terminate as of the effective date of the liquidation or dissolution.

        4.12.3 The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

    4.13 CHANGE IN CONTROL; DECLARATION OF EXTRAORDINARY DIVIDEND

        4.13.1  CHANGE IN CONTROL

           If at any time there is a Change in Control (as defined below) of the Company, all Options shall accelerate and become fully vested and immediately exercisable for the duration of the Option term. For purposes of this Subsection 4.13.1, "Change in Control" shall mean either one of the following: (i) When any "person," as such term is used in sections 13(d) and 14(d) of the Exchange Act (other than a shareholder of the Company on the date of this Plan, the Company, a Subsidiary or an employee benefit plan of the Company, including any trustee of such plan acting as trustee) becomes, after the date of this Plan, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or (ii) the occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

        4.13.2  DECLARATION OF EXTRAORDINARY DIVIDEND

           If at any time the Company declares an Extraordinary Dividend (as defined below), all Options shall accelerate and thereupon become fully vested and immediately exercisable for the duration of the Option term. For purposes of this Subsection 4.13.2, "Extraordinary Dividend" shall mean a cash dividend payable to holders of record of the Common Stock in an amount in excess of ten percent (10%) of the then fair market value of the Company's Common Stock. The fair market value of the Company's Common Stock shall be determined in good faith by the Board.

5.  EFFECTIVE DATE; TERM

    Subject to approval of this Plan by shareholders of the Company, this Plan shall be effective as of the date which is the first Date of Grant specified in
Section 4.2 above, and Options may be issued then and from time to time thereafter until this Plan is terminated by the Company. Termination of this Plan shall not terminate any Option granted prior to such termination.

6.  NO OBLIGATIONS TO EXERCISE OPTION

    The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

7.  APPLICATION OF FUNDS

    The proceeds received by the Company from the sale of Common Stock, pursuant to the exercise of Options granted hereunder, will be used for general corporate purposes.

8.  INDEMNIFICATION OF BOARD

    In addition to all other rights or indemnification they may have as directors of the Company or as members of the Board, members of the Board shall be indemnified by the Company for all reasonable expenses and liabilities of any type and nature, including reasonable attorneys fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, the Plan or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Board members are liable for willful misconduct; PROVIDED, that within fifteen
(15) days after the institution of any such action, suit or proceeding, member(s) of the Board shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

9.  AMENDMENT OF PLAN

    The Company may, at any time, modify, amend or terminate this Plan and Options granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; PROVIDED, that no amendment with respect to an outstanding Option shall be made over the objection of the Optionee thereof and PROVIDED FURTHER, that: (i) the approval of the holders of a majority of the Company's outstanding shares of voting capital stock represented at a meeting at which a quorum is present is required within twelve
(12) months before or after the adoption by the Board of any amendment that will permit the granting of Options to a class of persons other than those currently eligible to receive Options under this Plan or that would cause this Plan to no longer comply with Securities and Exchange Commission Rule 16b-3, as amended, or any successor rule or other regulatory requirements and (ii) this Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Security Act, or the rules thereunder.

    Approved by the Company's Board of Directors, as Amended and Restated, as of April 10, 1997.

    Approved by the Company's shareholders, as Amended and Restated, on June 2, 1997.

    Approved by the Company's Board of Directors, as Amended and Restated, as of March 4, 1998.

----------------------------------------------------------------------------------------------------------------------------------

                                                  ANNUAL MEETING OF SHAREHOLDERS
                                                                 OF
                                                     OSTEX INTERNATIONAL, INC.

     The undersigned hereby constitutes and appoints Thomas A. Bologna and Thomas F. Broderick, and each of them, with full power of substitution, the undersigned's attorney-in-fact and proxy to vote all of the shares of Common Stock of Ostex International,
Inc. (the "Company") owned of record by the undersigned on March 16, 2000 at the annual meeting of shareholders of the Company to be held on May 24, 2000 or any adjournment(s) or postponement(s) thereof.

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                                                     *  FOLD AND DETACH HERE  *

----------------------------------------------------------------------------------------------------------------------------------
     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS   Please mark
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.                                          your votes as /X/
                                                                                                                indicated in
                                                                                                                this example
                                              FOR     WITHHOLD
                                                       FOR ALL                                                FOR  AGAINST ABSTAIN
                                              / /       / /                                                   / /    / /     / /
(1)  ELECTION OF DIRECTORS:                                              (2) AMENDMENT TO THE 1994 PLAN
     Nominees that will expire in year 2003,                                 Proposed Amendment to the
     David R. Eyre and Fredric J. Feldman                                    Company's 1994 Stock Option
                                                                             Plan to increase the number
     (INSTRUCTION:  To withhold authority                                    of shares of Common Stock
     to vote for any individual nominee(s),                                  authorized to 2,500,000 shares
     write that nominee's name in the                                        and to qualify the plan under
     space provided below.)                                                  Section 162(m) of the Internal
                                                                             Revenue Code.
     _____________________________________
                                                                         (3) AMENDMENT TO THE DIRECTORS PLAN  / /    / /     / /
                                                                             Proposed Amendment to the
                                                                             Company's Directors'
                                                                             Nonqualified Stock Option Plan
                                                                             to increase the number of shares
                                                                             of Common Stock authorized to
                                                                             600,000 shares.

                                                                         (4) RATIFICATION OF AUDITOR          / /    / /     / /
                                                                             Ratification of Arthur Anderson
                                                                             LLP as the Company's independent
                                                                             auditor for the year ending
                                                                             December 31, 2000 and any
                                                                             interim period.


                                                                             UNLESS OTHERWISE INDICATED, THE SHARES OF COMMON
                                                                             STOCK OWNED BY THE UNDERSIGNED WILL BE VOTED FOR
                                                                             ELECTION OF THE DIRECTOR NOMINEES (ITEM 1) AND
                                                                             FOR APPROVAL OF ITEMS 2, 3 AND 4.

Signature _________________________ Signature if held jointly______________________ Dated _____________________________, 2000
     PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED SELF-ADDRESSED POSTAGE-PREPAID ENVELOPE.
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                                                     *  FOLD AND DETACH HERE  *